Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Celsion Corporation (the “Company”) of our report on Form 10-K dated March 10, 2005, relating to the balance sheets of the Company as of December 31, 2004 and 2003 and September 30, 2003, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2004, the three months ended December 31, 2003 and for both fiscal years in the period ended September 30, 2003 and our report dated April 11, 2005, with respect to the Celsion Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which reports are included in the Company’s Form 10-K/A for the year ended December 31, 2004. We also consent to references to our firm included in the Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

July 29, 2005